READING INTERNATIONAL, INC. – LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
AHGP, Inc.	Delaware
AHLP, Inc.	Delaware
Angelika Film Centers, LLC	Delaware
Angelika Anywhere LLC	Nevada
Angelika Anywhere Limited	New Zealand
Angelika Anywhere Pty Limited	Australia
Angelika Film Center Mosaic, LLC	Nevada
Angelika Film Centers (Dallas), Inc.	Texas
Angelika Film Center Union Market, LLC	Nevada
Angelika Film Centers (Plano) LP	Nevada
Angelika Plano Beverage LLC	Texas
Angelika Plano Holdings, LLC	Nevada
Australia Country Cinemas Pty Limited	Australia
Bayou Cinemas LP	Delaware
Bogart Holdings Limited	New Zealand
Burwood Developments Pty Ltd	Australia
Carmel Theatres, LLC	Nevada
Citadel Agriculture, Inc.	California
Citadel Cinemas, Inc.	Nevada
Citadel Cinema Services, LLC (fka Reading Malulani, LLC)	Nevada
Citadel Realty, Inc.	Nevada
City Cinemas, LLC	Nevada
Consolidated Amusement Holdings, LLC	Nevada
Consolidated Cinema Services, LLC	Nevada
Consolidated Cinemas Kapolei, LLC	Nevada
Consolidated Entertainment, Inc.	Nevada
Consolidated Entertainment, LLC	Nevada
Courtenay Car Park Limited	New Zealand
Craig Corporation	Nevada
Darnelle Enterprises Limited	New Zealand
Dimension Specialty Company, Inc.	Delaware
Epping Cinemas Pty. Ltd.	Australia
Gaslamp Theatres, LLC	Nevada
Hope Street Hospitality, LLC	Delaware
Hotel Newmarket Pty Ltd	Australia
Kaahumanu Cinemas, LLC	Nevada
Kahala Cinema Company, LLC	Nevada
KMA Cinemas, LLC	Nevada
Landplan Property Partners Manukau Trust	New Zealand
Landplan Property Partners Discretionary Trust	Australia
Liberty Live, LLC	Nevada
Liberty Theaters, LLC	Nevada
Liberty Theatricals, LLC	Nevada
Liberty Theatres Properties, LLC	Nevada
Minetta Live, LLC	Nevada
Movieland Cinemas (NZ) Limted	New Zealand
New Zealand Equipment Supply Limited	New Zealand
Newmarket Properties #3 Pty Ltd	Australia
Newmarket Properties No. 2 Pty Ltd	Australia
Newmarket Properties Pty Ltd	Australia
Orpheum Live, LLC	Nevada

Queenstown Land Holdings Limited	New Zealand
RCPA LLC (fka Reading Company)	Pennsylvania
RDI Employee Investment Fund LLC	California
Reading Altona Pty Limited	Australia
Reading Arthouse Limited	Australia
Reading Armadale Pty Ltd (fka Reading Australia Pty Ltd)	Australia
Reading Auburn Pty Limited	Australia
Reading Belmont Pty Limited	Australia
Reading Beverages (California) LLC	Nevada
Reading Bundaberg 2012 Pty Ltd	Australia
Reading Burwood Pty Limited	Australia
Reading Busselton Pty Ltd (fka A.C.N 143 633 096 Pty Ltd)	Australia
Reading Cannon Park Pty Ltd	Australia
Reading Capital Corporation	Delaware
Reading Center Development Corporation	Pennsylvania
Reading Charlestown Pty Limited	Australia
Reading Cinemas Asset Management Pty Ltd (fka Australian Equipment Supply Pty Limited)	Australia
Reading Cinemas Auburn Pty Ltd (fka Reading Alphington Pty Ltd)	Australia
Reading Cinemas Courtenay Central Limited	New Zealand
Reading Cinemas Management Pty Limited	Australia
Reading Cinemas Management, LLC (fka US Agricultural Investors, LLC)	Delaware
Reading Cinemas New Zealand Trust (fka - Landplan Property Partners Taupo Trust)	New Zealand
Reading Cinemas New Zealand Trustee Limited (fka - Reading Properties Lake Taupo Ltd)	New Zealand
Reading Cinemas NJ, Inc.	Delaware
Reading Cinemas Pty Limited	Australia
Reading Cinemas Puerto Rico LLC	Nevada
Reading Cinemas USA LLC	Nevada
Reading Consolidated Holdings, Inc.	Nevada
Reading Consolidated Holdings (Hawaii), Inc.	Hawaii
Reading Courtenay Central Limited	New Zealand
Reading Dandenong Pty Limited	Australia
Reading Devonport Pty Ltd	Australia
Reading Dunedin Limited	New Zealand
Reading Elizabeth Pty Ltd	Australia
Reading Entertainment Australia Pty Limited	Australia
Reading Exhibition Pty Ltd	Australia
Reading Food Services, LLC	Nevada
Reading Holdings, Inc.	Nevada
Reading International, LLC	Nevada
Reading International Cinemas LLC	Delaware
Reading International Services Company	California
Reading IP, LLC	Nevada
Reading Jindalee Pty Ltd	Australia
Reading Licences Pty Ltd	Australia
Reading Maitland Pty Limited	Australia
Reading Management NZ Limited	New Zealand
Reading Melton Pty Limited	Australia
Reading Murrieta Theater, LLC	Nevada
Reading New Lynn Limited	New Zealand
Reading New Zealand Limited	New Zealand
Reading Pacific LLC	Nevada
Reading Productions, LLC	Nevada
Reading Properties LLC (fka GardenWalk Cinemas, LLC)	Nevada

Reading Properties Indooroopilly Pty Ltd	Australia
Reading Properties Manukau Limited (Trustee)	New Zealand
Reading Properties New Zealand Limited	New Zealand
Reading Property Partners No. 1 Discretionary	Australia
Reading Properties Pty Limited	Australia
Reading Property Holdings Pty Limited	Australia
Reading Noosa Pty Ltd (fka Reading Properties Taringa Pty Ltd)	Australia
Reading Queenstown Limited	New Zealand
RREC LLC (Reading Real Estate Company)	Pennsylvania
Reading Restaurants NZ Limited	New Zealand
Reading Rouse Hill Pty Limited	Australia
Reading Royal George, LLC	Delaware
Reading South City Square Pty Limited	Australia
Reading Sunbury Pty Limited	Australia
Reading Tammany Mezz, LLC	Delaware
Reading Tammany Owner, LLC	Delaware
Reading Theaters, Inc.	Delaware
Reading Traralgon Pty Limited	Australia
Reading Wellington Properties Limited	New Zealand
Rhodes Peninsula Cinema Pty Limited	Australia
Rialto Cinemas Limited	New Zealand
Rialto Entertainment Limited	New Zealand
Ronwood Investments Limited	New Zealand
Rydal Equipment Co.	Pennsylvania
S Note Liquidation Company, LLC	Nevada
Sails Apartments Management Limited	New Zealand
Shadow View Land and Farming, LLC	Nevada
State Cinema Hobart Pty Ltd (fka Reading Colac Pty Ltd)	Australia
Sutton Hill Properties, LLC	Nevada
The Theatre At Legacy L.P.	Texas
Tobrooke Holdings Limited	New Zealand
Trans-Pacific Finance Fund I, LLC	Delaware
Trenton-Princeton Traction Company	New Jersey
Twin Cities Cinemas, Inc.	Delaware
US Development, LLC	Nevada
US International Property Finance Pty Ltd	Australia
Washington and Franklin Railway Company	Pennsylvania
Westlakes Cinema Pty Limited	Australia
Wilmington and Northern Railroad Company	Pennsylvania